News Release

Investor Contact:	Media Contact:
Mark Bette	Doug Holt
(312) 444-2301	(312) 557-1571
Mark_Bette@ntrs.com	Doug_Holt@ntrs.com

https://www.northerntrust.com

FOR IMMEDIATE RELEASE

NORTHERN TRUST CORPORATION REPORTS FIRST QUARTER NET INCOME
OF $276.1 MILLION, EARNINGS PER COMMON SHARE OF $1.09

EARNINGS PER COMMON SHARE INCREASED 6% OVER THE PRIOR-YEAR QUARTER
RETURN ON AVERAGE COMMON EQUITY OF 11.6%
CHICAGO, APRIL 25, 2017 — Northern Trust Corporation today reported first quarter net income per diluted common share of $1.09, compared to $1.03 in the first quarter of 2016 and $1.11 in the fourth quarter of 2016. Net income was $276.1 million, compared to $245.4 million in the prior-year quarter and $266.5 million in the prior quarter. Return on average common equity was 11.6%.
“Northern Trust's first quarter revenue increased 8% compared to one year ago, reflecting strong growth in trust, investment and other servicing fees and net interest income. Assets under custody/administration and assets under management ended the quarter up 13% and 11%, respectively, compared to a year ago, primarily driven by higher markets and our continued success in winning new business. The net interest margin on a fully taxable equivalent basis improved to 1.35% from 1.21% one year ago.
We use our strong capital position to pursue our strategic initiatives that meet our clients' complex financial needs. One recent example is our agreement to acquire UBS Asset Management’s fund administration servicing units in Luxembourg and Switzerland, which will broaden our scale, products and market reach across Europe,” said Frederick H. Waddell, Chairman and Chief Executive Officer.

FIRST QUARTER 2017 RESULTS

SUMMARY RESULTS & KEY METRICS

				% Change vs.
($ In Millions except per share data)	Q1 2017	Q4 2016	Q1 2016	Q4 2016	Q1 2016
Total Revenue (FTE*)	$1,293.3	$1,246.4	$1,196.2	4%	8%
Noninterest Expense	894.5	873.9	828.8	2	8
Provision for Credit Losses	(1.0)	(22.0)	2.0	(95)	N/M
Provision for Income Taxes	114.8	123.0	113.8	(7)	1
Net Income	276.1	266.5	245.4	4	13
Earnings Allocated to Common and Potential Common Shares	250.9	255.7	235.4	(2)	7

Diluted Earnings per Common Share	$1.09	$1.11	$1.03	(2)%	6%

Return on Average Common Equity	11.6%	11.9%	11.6%
Return on Average Assets	0.96%	0.90%	0.87%

Average Assets	$116,476.4	$117,537.3	$113,417.1	(1)%	3%

(*)
Total revenue presented on a fully taxable equivalent (FTE) basis is a non-generally accepted accounting principle financial measure that facilitates the analysis of asset yields. Please refer to the Reconciliation to Fully Taxable Equivalent section for further detail.

CLIENT ASSETS
Assets under custody/administration (AUC/A) and assets under management are the primary drivers of the Corporation’s trust, investment and other servicing fees, the largest component of noninterest income. The following table presents the Corporation’s AUC/A, assets under custody, a component of AUC/A, and assets under management by reporting segment.

	As of			% Change vs.
($ In Billions)	March 31, 2017	December 31, 2016	March 31, 2016	December 31, 2016	March 31, 2016
Assets Under Custody/Administration
Corporate & Institutional Services (C&IS)	$8,338.2	$7,987.0	$7,404.4	4%	13%
Wealth Management	586.5	554.3	522.0	6	12
Total Assets Under Custody/Administration	$8,924.7	$8,541.3	$7,926.4	4%	13%
Assets Under Custody
Corporate & Institutional Services	$6,533.3	$6,176.9	$5,700.3	6%	15%
Wealth Management	574.4	543.6	511.1	6	12
Total Assets Under Custody	$7,107.7	$6,720.5	$6,211.4	6%	14%
Assets Under Management
Corporate & Institutional Services	$741.1	$694.0	$669.9	7%	11%
Wealth Management	260.2	248.4	230.1	5	13
Total Assets Under Management	$1,001.3	$942.4	$900.0	6%	11%

FIRST QUARTER 2017 RESULTS (continued)

TOTAL REVENUE (FTE)

				% Change vs.
($ In Millions except per share data)	Q1 2017	Q4 2016	Q1 2016	Q4 2016	Q1 2016
Noninterest Income	$930.9	$917.1	$882.2	2%	6%
Net Interest Income (FTE*)	362.4	329.3	314.0	10	15
Total Revenue (FTE*)	$1,293.3	$1,246.4	$1,196.2	4%	8%

(*)
Total revenue and net interest income presented on an FTE basis are non-generally accepted accounting principle financial measures that facilitate the analysis of asset yields. Please refer to the Reconciliation to Fully Taxable Equivalent section for further detail.

Noninterest Income

				% Change vs.
($ In Millions)	Q1 2017	Q4 2016	Q1 2016	Q4 2016	Q1 2016
Noninterest Income
Trust, Investment and Other Servicing Fees	$808.2	$794.4	$748.2	2%	8%
Foreign Exchange Trading Income	48.1	58.1	60.5	(17)	(21)
Treasury Management Fees	14.7	15.6	16.2	(6)	(9)
Security Commissions and Trading Income	20.5	21.5	18.9	(4)	9
Other Operating Income	39.7	28.8	38.1	37	4
Investment Security Gains (Losses), net	(0.3)	(1.3)	0.3	(79)	N/M
Total Noninterest Income	$930.9	$917.1	$882.2	2%	6%
Q1 2017 vs. Q4 2016

▪	Trust, investment and other servicing fees increased primarily due to favorable equity markets and new business.

▪	Foreign exchange trading income decreased primarily due to lower currency volatility and client volumes.

▪	Other operating income increased relative to the prior quarter, which included charges of $8.1 million related to a non-strategic loan and lease portfolio.
Q1 2017 vs. Q1 2016

▪
Trust, investment and other servicing fees increased primarily due to favorable equity markets, new business, and lower money market mutual fund fee waivers, partially offset by the unfavorable impact of movements in foreign exchange rates.

▪	Foreign exchange trading income decreased due to lower currency volatility and client volumes.

FIRST QUARTER 2017 RESULTS (continued)

Trust, Investment and Other Servicing Fees by Reporting Segment

				% Change vs.
($ In Millions)	Q1 2017	Q4 2016	Q1 2016	Q4 2016	Q1 2016
C&IS Trust, Investment and Other Servicing Fees
Custody and Fund Administration	$307.5	$303.1	$286.4	1%	7%
Investment Management	93.5	94.1	89.1	(1)	5
Securities Lending	23.8	25.2	22.6	(6)	5
Other	38.1	34.3	35.3	11	8
Total	$462.9	$456.7	$433.4	1%	7%

Money Market Mutual Fund Fee Waivers	$—	$—	$1.7	N/M	(100)%
Q1 2017 vs. Q4 2016

▪	C&IS custody and fund administration fees increased primarily due to favorable equity markets and new business.

▪	C&IS other fees increased primarily due to seasonally higher benefit payments fees in the current quarter.
Q1 2017 vs. Q1 2016

▪	C&IS custody and fund administration fees increased primarily due to new business and favorable equity markets, partially offset by the unfavorable impact of movements in foreign exchange rates.

▪	C&IS investment management fees increased primarily due to the favorable impact of equity markets and lower money market mutual fund fee waivers.

▪	C&IS other fees increased primarily due to new business related to investment risk and analytical services.

				% Change vs.
($ In Millions)	Q1 2017	Q4 2016	Q1 2016	Q4 2016	Q1 2016
Wealth Management Trust, Investment and Other Servicing Fees
Central	$137.4	$133.6	$124.4	3%	10%
East	85.2	83.8	81.0	2	5
West	69.6	69.5	63.9	—	9
Global Family Office	53.1	50.8	45.5	4	17
Total	$345.3	$337.7	$314.8	2%	10%

Money Market Mutual Fund Fee Waivers	$0.2	$0.1	$6.0	N/M	(97)%
Q1 2017 vs. Q4 2016

▪	The increase in Wealth Management fees across all regions was primarily attributable to favorable equity markets and new business.

FIRST QUARTER 2017 RESULTS (continued)

Q1 2017 vs. Q1 2016

▪	The increase in Wealth Management fees across all regions was primarily attributable to favorable equity markets, lower money market mutual fund fee waivers, and new business.
Net Interest Income

				% Change vs.
($ In Millions)	Q1 2017	Q4 2016	Q1 2016	Q4 2016	Q1 2016
Net Interest Income
Interest Income (FTE*)	$419.2	$376.0	$358.2	11%	17%
Interest Expense	56.8	46.7	44.2	22	28
Net Interest Income (FTE*)	$362.4	$329.3	$314.0	10%	15%

Average Earning Assets	$108,952	$109,045	$104,617	—%	4%
Net Interest Margin (FTE*)	1.35%	1.20%	1.21%

(*)
Interest income, net interest income and net interest margin presented on an FTE basis are non-generally accepted accounting principle financial measures that facilitate the analysis of asset yields. Please refer to the Reconciliation to Fully Taxable Equivalent section for further detail.

Q1 2017 vs. Q4 2016

▪
Net interest income on an FTE basis increased compared to the prior quarter, primarily attributable to a higher net interest margin, due to higher short-term interest rates and lower premium amortization.

Q1 2017 vs. Q1 2016

▪	Net interest income on an FTE basis increased compared to the prior-year quarter, primarily the result of a higher net interest margin and an increase in earning assets.

▪	The net interest margin on an FTE basis increased primarily due to higher short-term interest rates and lower premium amortization.

▪
Average earning assets increased compared to the prior-year quarter, primarily resulting from higher levels of securities, partially offset by reductions in short-term interest bearing deposits and loans and leases. Earning asset growth was funded primarily by a higher level of interest-bearing deposits.

FIRST QUARTER 2017 RESULTS (continued)

PROVISION FOR CREDIT LOSSES

	As of and for the three-months ended,			% Change vs.
($ In Millions)	March 31, 2017	December 31, 2016	March 31, 2016	December 31, 2016	March 31, 2016
Allowance for Credit Losses
Beginning Allowance for Credit Losses	$192.0	$224.9	$233.3	(15)%	(18)%
Provision for Credit Losses	(1.0)	(22.0)	2.0	(95)	N/M
Net Recoveries / (Charge-Offs)	(2.0)	(10.9)	(2.7)	(82)	(26)
Ending Allowance for Credit Losses	$189.0	$192.0	$232.6	(2)%	(19)%

Allowance assigned to:
Loans and Leases	$162.0	$161.0	$195.6	1%	(17)%
Undrawn Commitments and Standby Letters of Credit	27.0	31.0	37.0	(13)	(27)
Ending Allowance for Credit Losses	$189.0	$192.0	$232.6	(2)%	(19)%

Q1 2017

▪
The credit provision in the current quarter was primarily driven by reductions in outstanding loans and undrawn loan commitments and standby letters of credit that resulted in a reduction in the inherent allowance ascribed to the private client, residential real estate, and commercial real estate portfolios. The credit provision was partially offset by an increase in specific reserves in the commercial portfolio.

Q4 2016

▪
The credit provision in the prior quarter was primarily driven by improved credit quality in the underlying data used in the quantitative portion of the inherent allowance for credit losses that resulted in a reduction in the allowance ascribed to the residential real estate and private client portfolios, partially offset by an increase to a specific reserve in the commercial portfolio that was charged-off during the quarter.

Q1 2016

▪	The provision in the prior-year quarter was driven by growth in outstanding loans that resulted in an increase in the allowance ascribed to the commercial real estate portfolio.

FIRST QUARTER 2017 RESULTS (continued)

NONINTEREST EXPENSE

				% Change vs.
($ In Millions)	Q1 2017	Q4 2016	Q1 2016	Q4 2016	Q1 2016
Noninterest Expense
Compensation	$425.8	$390.7	$378.8	9%	12%
Employee Benefits	77.8	77.3	70.6	1	10
Outside Services	153.1	160.6	149.9	(5)	2
Equipment and Software	127.3	120.7	114.2	5	11
Occupancy	45.4	47.0	40.9	(3)	11
Other Operating Expense	65.1	77.6	74.4	(16)	(13)
Total Noninterest Expense	$894.5	$873.9	$828.8	2%	8%

End of Period Full-Time Equivalent Staff	17,300	17,100	16,300	1%	6%

Q1 2017 vs. Q4 2016

▪
Compensation expense increased compared to the prior quarter, primarily due to higher expense related to long-term performance-based incentive compensation and higher salary expense, partially offset by decreases in cash-based incentive accruals. Long-term performance based incentive expense increased $35.4 million primarily due to a change in the vesting provisions associated with long-term incentive grants to retirement-eligible employees. The increase in salary expense was driven by staff growth.

▪	Expense for outside services decreased compared to the prior quarter, primarily reflecting lower consulting expenses and legal fees.

▪	Equipment and software expense increased compared to the prior quarter, primarily reflecting increased software amortization and software support and rental costs.

▪	Other operating expense decreased compared to the prior quarter, primarily due to lower business promotion, advertising, and staff related expenses.
Q1 2017 vs. Q1 2016

▪
Compensation expense increased compared to the prior-year quarter, due to higher expense related to performance-based incentive compensation and higher salary expense. Long-term performance-based incentive expense increased $30.2 million primarily due to a change in the vesting provisions associated with long-term incentive grants to retirement-eligible employees. The increase in salary expense was driven by staff growth and base pay adjustments, partially offset by the favorable impact of movements in foreign exchange rates.

▪	Employee benefits expense increased compared to the prior-year quarter, primarily related to higher payroll taxes and medical costs.

▪	Expense for outside services increased compared to the prior-year quarter, primarily due to higher technical services and sub-custodian expenses.

▪	Equipment and software expense increased compared to the prior-year quarter, primarily reflecting increased software amortization and software support and rental costs.

▪	Occupancy expense increased compared to the prior-year quarter, primarily related to a lease adjustment recorded in the prior-year quarter and higher rent expense.

FIRST QUARTER 2017 RESULTS (continued)

▪
Other operating expense decreased compared to the prior-year quarter, primarily driven by the timing of the Northern Trust sponsored golf tournament moving to the third quarter of 2017, partially offset by an increase in FDIC deposit protection expense.

PROVISION FOR INCOME TAX

				% Change vs.
($ In Millions)	Q1 2017	Q4 2016	Q1 2016	Q4 2016	Q1 2016
Net Income
Income before Income Taxes	$390.9	$389.5	$359.2	—%	9%
Provision for Income Taxes	114.8	123.0	113.8	(7)	1
Net Income	$276.1	$266.5	$245.4	4%	13%

Effective Tax Rate	29.4%	31.6%	31.7%

Q1 2017 vs. Q4 2016

▪
The decrease in the provision for income taxes was based primarily on an increase in the income tax benefit derived from the vesting of restricted stock units and stock option exercises compared to the prior quarter, partially offset by a change in the earnings mix in tax jurisdictions in which the Corporation operates.

Q1 2017 vs. Q1 2016

▪
The increase in the provision for income taxes compared to the prior-year quarter was based primarily on increased income before income taxes, partially offset by the income tax benefit derived from the vesting of restricted stock units and stock option exercises compared to the prior-year quarter.

STOCKHOLDERS' EQUITY

Total stockholders’ equity averaged $9.8 billion, up $1.1 billion, or 13% from the prior-year quarter’s average of $8.7 billion. The increase was primarily attributable to the issuance of preferred stock and earnings, partially offset by dividend declarations and the repurchase of common stock pursuant to the Corporation’s share repurchase program. During the third quarter 2016, the Corporation issued and sold 500,000 depositary shares, each representing a 1/100th ownership interest in a share of Series D Non-Cumulative Perpetual Preferred Stock for proceeds of $493.5 million, net of underwriting discounts, commissions and other issuance costs. During the current quarter, the Corporation declared cash dividends totaling $20.7 million to preferred stockholders and cash dividends totaling $89.4 million to common stockholders. During the three months ended March 31, 2017, the Corporation repurchased 811,730 shares of common stock, including 410,869 shares withheld related to share-based compensation, at a total cost of $70.1 million ($86.39 average price per share).

CAPITAL RATIOS

The capital ratios of Northern Trust and its principal subsidiary, The Northern Trust Company, remained strong at March 31, 2017, with all ratios applicable to classification as “well capitalized” under U.S. regulatory requirements having been exceeded.
The table below provides capital ratios for Northern Trust Corporation and The Northern Trust Company determined by Basel III phased in requirements.

	March 31, 2017		December 31, 2016		March 31, 2016
Capital Ratios - Northern Trust Corporation	Advanced Approach	Standardized Approach	Advanced Approach	Standardized Approach	Advanced Approach	Standardized Approach
Common Equity Tier 1	12.9%	12.2%	12.4%	11.8%	11.6%	10.6%
Tier 1	14.2%	13.4%	13.7%	12.9%	12.1%	11.1%
Total	15.6%	15.0%	15.1%	14.5%	13.6%	12.8%
Tier 1 Leverage	8.2%	8.2%	8.0%	8.0%	7.4%	7.4%
Supplementary Leverage(a)	6.9%	N/A	6.8%	N/A	6.1%	N/A

	March 31, 2017		December 31, 2016		March 31, 2016
Capital Ratios - The Northern Trust Company	Advanced Approach	Standardized Approach	Advanced Approach	Standardized Approach	Advanced Approach	Standardized Approach
Common Equity Tier 1	12.9%	12.0%	12.4%	11.5%	11.5%	10.4%
Tier 1	12.9%	12.0%	12.4%	11.5%	11.5%	10.4%
Total	14.6%	13.8%	14.0%	13.3%	13.2%	12.3%
Tier 1 Leverage	7.2%	7.2%	7.0%	7.0%	6.9%	6.9%
Supplementary Leverage(a)	6.1%	N/A	6.0%	N/A	5.7%	N/A

(a)	Effective January 1, 2018, the Northern Trust will be subject to a minimum supplementary leverage ratio of 3 percent.

RECONCILIATION TO FULLY TAXABLE EQUIVALENT

The following table presents a reconciliation of interest income, net interest income, net interest margin, and total revenue prepared in accordance generally accepted accounting principles to such measures on an FTE basis, which are non-generally accepted accounting financial measures. Management believes this presentation provides a clearer indication of these financial measures for comparative purposes. When adjusted to an FTE basis, yields on taxable, nontaxable and partially taxable assets are comparable; however, the adjustment to an FTE basis has no impact on net income.

	Three Months Ended
	March 31, 2017			December 31, 2016			March 31, 2016
($ In Millions)	Reported	FTE Adj.	FTE	Reported	FTE Adj.	FTE	Reported	FTE Adj.	FTE
Net Interest Income
Interest Income	$410.3	$8.9	$419.2	$371.0	$5.0	$376.0	$352.0	$6.2	$358.2
Interest Expense	56.8	—	56.8	46.7	—	46.7	44.2	—	44.2
Net Interest Income	$353.5	$8.9	$362.4	$324.3	$5.0	$329.3	$307.8	$6.2	$314.0
Net Interest Margin	1.32%		1.35%	1.18%		1.20%	1.18%		1.21%

Total Revenue	$1,284.4	$8.9	$1,293.3	$1,241.4	$5.0	$1,246.4	$1,190.0	$6.2	$1,196.2

FORWARD-LOOKING STATEMENTS

This release may include statements which constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified typically by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “likely,” “plan,” “goal,” “target,” “strategy,” and similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements include statements, other than those related to historical facts, that relate to Northern Trust’s financial results and outlook, capital adequacy, dividend policy, anticipated expense levels, spending related to technology and regulatory initiatives, risk management policies, contingent liabilities, strategic initiatives, industry trends, and expectations regarding the impact of recent legislation. These statements are based on Northern Trust’s current beliefs and expectations of future events or future results, and involve risks and uncertainties that are difficult to predict and subject to change. These statements are also based on assumptions about many important factors, including the factors discussed in Northern Trust’s most recent annual report on Form 10-K and other filings with the U.S. Securities and Exchange Commission, all of which are available on Northern Trust’s website. We caution you not to place undue reliance on any forward-looking statement as actual results may differ materially from those expressed or implied by forward-looking statements. Northern Trust assumes no obligation to update its forward-looking statements.

WEBCAST OF FIRST QUARTER EARNINGS CONFERENCE CALL

Northern Trust’s first quarter earnings conference call will be webcast on April 25, 2017. The live call will be conducted at 9:00 a.m. CT and is accessible on Northern Trust’s website at:
https://www.northerntrust.com/financialreleases
The rebroadcast of the live call will be available on Northern Trust’s website from 1:00 p.m. CT on April 25, 2017, for approximately four weeks. Participants will need Windows Media or Adobe Flash software. This earnings release can also be accessed at Northern Trust’s website.
To download our investor relations mobile app, which offers access to SEC filings, press releases, stock quotes and upcoming events, please visit Apple’s App Store for your iPad. You may find the app by searching Northern Trust Investor Relations or by clicking on https://appsto.re/us/MtHH3.i from your iPad.

About Northern Trust
Northern Trust Corporation (Nasdaq: NTRS) is a leading provider of wealth management, asset servicing, asset management and banking to corporations, institutions, affluent families and individuals. Founded in Chicago in 1889, Northern Trust has offices in the United States in 19 states and Washington, D.C., and 22 international locations in Canada, Europe, the Middle East and the Asia-Pacific region. As of March 31, 2017 Northern Trust had assets under custody of US$7.1 trillion, and assets under management of US$1,001 billion. For more than 125 years, Northern Trust has earned distinction as an industry leader for exceptional service, financial expertise, integrity and innovation. Visit northerntrust.com or follow us on Twitter @NorthernTrust.
Northern Trust Corporation, Head Office: 50 South La Salle Street, Chicago, Illinois 60603 U.S.A., incorporated with limited liability in the U.S. Global legal and regulatory information can be found at https://www.northerntrust.com/disclosures.

/ / /

NORTHERN TRUST CORPORATION	Page 1
(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA
($ In Millions Except Per Share Data)	FIRST QUARTER
	2017	2016	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$808.2	$748.2	8%
Foreign Exchange Trading Income	48.1	60.5	(21)
Treasury Management Fees	14.7	16.2	(9)
Security Commissions and Trading Income	20.5	18.9	9
Other Operating Income	39.7	38.1	4
Investment Security Gains (Losses), net	(0.3)	0.3	N/M
Total Noninterest Income	930.9	882.2	6

Net Interest Income
Interest Income	410.3	352.0	17
Interest Expense	56.8	44.2	28
Net Interest Income	353.5	307.8	15

Total Revenue	1,284.4	1,190.0	8

Provision for Credit Losses	(1.0)	2.0	N/M

Noninterest Expense
Compensation	425.8	378.8	12
Employee Benefits	77.8	70.6	10
Outside Services	153.1	149.9	2
Equipment and Software	127.3	114.2	11
Occupancy	45.4	40.9	11
Other Operating Expense	65.1	74.4	(13)
Total Noninterest Expense	894.5	828.8	8

Income before Income Taxes	390.9	359.2	9
Provision for Income Taxes	114.8	113.8	1
NET INCOME	$276.1	$245.4	13%

Dividends on Preferred Stock	$20.7	$5.9	N/M
Earnings Allocated to Participating Securities	4.5	4.1	10
Earnings Allocated to Common and Potential Common Shares	250.9	235.4	7

Per Common Share
Net Income
Basic	$1.10	$1.03	7%
Diluted	1.09	1.03	6

Average Common Equity	$8,909.4	$8,302.6	7%
Return on Average Common Equity	11.6%	11.6%
Return on Average Assets	0.96%	0.87%

Cash Dividends Declared per Common Share	$0.38	$0.36	6%

Average Common Shares Outstanding (000s)
Basic	229,060	228,619
Diluted	230,631	229,798
Common Shares Outstanding (EOP) (000s)	229,586	228,164

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

NORTHERN TRUST CORPORATION	Page 2
(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA	FIRST	FOURTH
($ In Millions Except Per Share Data)	QUARTER	QUARTER
	2017	2016	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$808.2	$794.4	2%
Foreign Exchange Trading Income	48.1	58.1	(17)
Treasury Management Fees	14.7	15.6	(6)
Security Commissions and Trading Income	20.5	21.5	(4)
Other Operating Income	39.7	28.8	37
Investment Security Gains (Losses), net	(0.3)	(1.3)	(79)
Total Noninterest Income	930.9	917.1	2

Net Interest Income
Interest Income	410.3	371.0	11
Interest Expense	56.8	46.7	21
Net Interest Income	353.5	324.3	9

Total Revenue	1,284.4	1,241.4	3

Provision for Credit Losses	(1.0)	(22.0)	(95)

Noninterest Expense
Compensation	425.8	390.7	9
Employee Benefits	77.8	77.3	1
Outside Services	153.1	160.6	(5)
Equipment and Software	127.3	120.7	5
Occupancy	45.4	47.0	(3)
Other Operating Expense	65.1	77.6	(16)
Total Noninterest Expense	894.5	873.9	2

Income before Income Taxes	390.9	389.5	—
Provision for Income Taxes	114.8	123.0	(7)
NET INCOME	$276.1	$266.5	4%

Dividends on Preferred Stock	$20.7	$5.8	N/M
Earnings Allocated to Participating Securities	4.5	5.0	(10)
Earnings Allocated to Common and Potential Common Shares	250.9	255.7	(2)

Per Common Share
Net Income
Basic	$1.10	$1.12	(2)%
Diluted	1.09	1.11	(2)

Average Common Equity	$8,909.4	$8,737.3	2%
Return on Average Common Equity	11.6%	11.9%
Return on Average Assets	0.96%	0.90%

Cash Dividends Declared per Common Share	$0.38	$0.38	—%

Average Common Shares Outstanding (000s)
Basic	229,060	227,638
Diluted	230,631	229,480
Common Shares Outstanding (EOP) (000s)	229,586	228,605

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

NORTHERN TRUST CORPORATION	Page 3
(Supplemental Consolidated Financial Information)

BALANCE SHEET
($ In Millions)	MARCH 31
	2017	2016	% Change (*)
Assets
Federal Reserve and Other Central Bank Deposits	$25,943.1	$21,560.3	20%
Interest-Bearing Due from and Deposits with Banks (**)	7,320.1	10,465.4	(30)
Federal Funds Sold and Securities Purchased under Agreements to Resell	1,933.8	1,765.2	10
Securities
U.S. Government	6,836.2	6,885.0	(1)
Obligations of States and Political Subdivisions	1,000.5	269.2	N/M
Government Sponsored Agency	17,943.2	16,901.8	6
Other (***)	18,525.4	15,590.1	19
Total Securities	44,305.3	39,646.1	12
Loans and Leases	33,471.8	34,144.9	(2)
Total Earning Assets	112,974.1	107,581.9	5
Allowance for Credit Losses Assigned to Loans and Leases	(162.0)	(195.6)	(17)
Cash and Due from Banks and Other Central Bank Deposits (****)	2,593.3	2,930.0	(11)
Buildings and Equipment	459.9	437.8	5
Client Security Settlement Receivables	1,559.9	1,902.7	(18)
Goodwill	519.3	523.6	(1)
Other Assets	3,544.2	4,618.4	(23)
Total Assets	$121,488.7	$117,798.8	3%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings and Money Market	$15,878.8	$14,956.0	6%
Savings Certificates and Other Time	1,346.8	1,417.0	(5)
Non-U.S. Offices - Interest-Bearing	52,757.3	50,747.4	4
Total Interest-Bearing Deposits	69,982.9	67,120.4	4
Short-Term Borrowings	4,879.8	4,780.2	2
Senior Notes	1,496.8	1,496.1	—
Long-Term Debt	1,321.8	1,406.2	(6)
Floating Rate Capital Debt	277.4	277.3	—
Total Interest-Related Funds	77,958.7	75,080.2	4
Demand and Other Noninterest-Bearing Deposits	30,546.6	30,539.2	—
Other Liabilities	3,005.7	3,346.6	(10)
Total Liabilities	111,511.0	108,966.0	2
Common Equity	9,095.7	8,444.3	8
Preferred Equity	882.0	388.5	127
Total Equity	9,977.7	8,832.8	13
Total Liabilities and Stockholders’ Equity	$121,488.7	$117,798.8	3%

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

(**)
Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheets in our periodic filings with the SEC.

(***)
Other securities include Federal Reserve and Federal Home Loan Bank stock and certain community development investments for purposes of presenting earning assets; such securities are presented in other assets on the consolidated balance sheets in our periodic filings with the SEC.

(****)
Cash and Due from Banks and Other Central Bank Deposits includes the non-interest-bearing component of Federal Reserve and Other Central Bank Deposits as presented on the consolidated balance sheets in our periodic filings with the SEC.

NORTHERN TRUST CORPORATION	Page 4
(Supplemental Consolidated Financial Information)

BALANCE SHEET
($ In Millions)	MARCH 31	DECEMBER 31
	2017	2016	% Change (*)
Assets
Federal Reserve and Other Central Bank Deposits	$25,943.1	$26,653.9	(3)%
Interest-Bearing Due from and Deposits with Banks (**)	7,320.1	8,072.9	(9)
Federal Funds Sold and Securities Purchased under Agreements to Resell	1,933.8	1,974.3	(2)
Securities
U.S. Government	6,836.2	7,537.6	(9)
Obligations of States and Political Subdivisions	1,000.5	948.8	5
Government Sponsored Agency	17,943.2	17,900.2	—
Other (***)	18,525.4	18,536.6	—
Total Securities	44,305.3	44,923.2	(1)
Loans and Leases	33,471.8	33,822.1	(1)
Total Earning Assets	112,974.1	115,446.4	(2)
Allowance for Credit Losses Assigned to Loans and Leases	(162.0)	(161.0)	1
Cash and Due from Banks and Other Central Bank Deposits (****)	2,593.3	2,080.0	25
Buildings and Equipment	459.9	466.6	(1)
Client Security Settlement Receivables	1,559.9	1,043.7	49
Goodwill	519.3	519.4	—
Other Assets	3,544.2	4,531.8	(22)
Total Assets	$121,488.7	$123,926.9	(2)%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings and Money Market	$15,878.8	$16,509.0	(4)%
Savings Certificates and Other Time	1,346.8	1,331.7	1
Non-U.S. Offices - Interest-Bearing	52,757.3	53,648.1	(2)
Total Interest-Bearing Deposits	69,982.9	71,488.8	(2)
Short-Term Borrowings	4,879.8	5,788.0	(16)
Senior Notes	1,496.8	1,496.6	—
Long-Term Debt	1,321.8	1,330.9	(1)
Floating Rate Capital Debt	277.4	277.4	—
Total Interest-Related Funds	77,958.7	80,381.7	(3)
Demand and Other Noninterest-Bearing Deposits	30,546.6	30,162.9	1
Other Liabilities	3,005.7	3,611.9	(17)
Total Liabilities	111,511.0	114,156.5	(2)
Common Equity	9,095.7	8,888.4	2
Preferred Equity	882.0	882.0	—
Total Equity	9,977.7	9,770.4	2
Total Liabilities and Stockholders’ Equity	$121,488.7	$123,926.9	(2)%

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

(**)
Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheets in our periodic filings with the SEC.

(***)
Other securities include Federal Reserve and Federal Home Loan Bank stock and certain community development investments for purposes of presenting earning assets; such securities are presented in other assets on the consolidated balance sheets in our periodic filings with the SEC.

(****)
Cash and Due from Banks and Other Central Bank Deposits includes the non-interest-bearing component of Federal Reserve and Other Central Bank Deposits as presented on the consolidated balance sheets in our periodic filings with the SEC.

NORTHERN TRUST CORPORATION	Page 5
(Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET
($ In Millions)	FIRST QUARTER
	2017	2016	% Change (*)
Assets
Federal Reserve and Other Central Bank Deposits	$21,806.9	$21,170.2	3%
Interest-Bearing Due from and Deposits with Banks (**)	6,684.3	9,056.8	(26)
Federal Funds Sold and Securities Purchased under Agreements to Resell	2,011.7	1,593.7	26
Securities
U.S. Government	7,213.8	6,500.5	11
Obligations of States and Political Subdivisions	989.7	189.1	N/M
Government Sponsored Agency	17,796.8	16,764.2	6
Other (***)	18,777.4	15,349.5	22
Total Securities	44,777.7	38,803.3	15
Loans and Leases	33,671.2	33,993.4	(1)
Total Earning Assets	108,951.8	104,617.4	4
Allowance for Credit Losses Assigned to Loans and Leases	(160.8)	(193.5)	(17)
Cash and Due from Banks and Other Central Bank Deposits (****)	2,116.6	2,192.4	(3)
Buildings and Equipment	465.9	445.9	4
Client Security Settlement Receivables	829.6	1,190.5	(30)
Goodwill	519.7	523.1	(1)
Other Assets	3,753.6	4,641.3	(19)
Total Assets	$116,476.4	$113,417.1	3%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings and Money Market	$15,446.7	$15,367.3	1%
Savings Certificates and Other Time	1,338.5	1,459.6	(8)
Non-U.S. Offices - Interest-Bearing	52,435.9	49,434.9	6
Total Interest-Bearing Deposits	69,221.1	66,261.8	4
Short-Term Borrowings	5,659.1	5,584.1	1
Senior Notes	1,496.7	1,497.4	—
Long-Term Debt	1,324.9	1,399.3	(5)
Floating Rate Capital Debt	277.4	277.3	—
Total Interest-Related Funds	77,979.2	75,019.9	4
Demand and Other Noninterest-Bearing Deposits	25,712.5	26,214.5	(2)
Other Liabilities	2,993.3	3,491.5	(14)
Total Liabilities	106,685.0	104,725.9	2
Common Equity	8,909.4	8,302.7	7
Preferred Equity	882.0	388.5	127
Total Equity	9,791.4	8,691.2	13
Total Liabilities and Stockholders’ Equity	$116,476.4	$113,417.1	3%

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

(**)
Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheets in our periodic filings with the SEC.

(***)
Other securities include Federal Reserve and Federal Home Loan Bank stock and certain community development investments for purposes of presenting earning assets; such securities are presented in other assets on the consolidated balance sheets in our periodic filings with the SEC.

(****)
Cash and Due from Banks and Other Central Bank Deposits includes the non-interest-bearing component of Federal Reserve and Other Central Bank Deposits as presented on the consolidated balance sheets in our periodic filings with the SEC.

NORTHERN TRUST CORPORATION	Page 6
(Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET	FIRST	FOURTH
($ In Millions)	QUARTER	QUARTER
	2017	2016	% Change (*)
Assets
Federal Reserve and Other Central Bank Deposits	$21,806.9	$20,079.6	9%
Interest-Bearing Due from and Deposits with Banks (**)	6,684.3	7,869.1	(15)
Federal Funds Sold and Securities Purchased under Agreements to Resell	2,011.7	1,980.1	2
Securities
U.S. Government	7,213.8	7,616.2	(5)
Obligations of States and Political Subdivisions	989.7	943.5	5
Government Sponsored Agency	17,796.8	17,981.2	(1)
Other (***)	18,777.4	18,756.7	—
Total Securities	44,777.7	45,297.6	(1)
Loans and Leases	33,671.2	33,818.5	—
Total Earning Assets	108,951.8	109,044.9	—
Allowance for Credit Losses Assigned to Loans and Leases	(160.8)	(189.7)	(15)
Cash and Due from Banks and Other Central Bank Deposits (****)	2,116.6	1,923.6	10
Buildings and Equipment	465.9	454.8	2
Client Security Settlement Receivables	829.6	1,012.8	(18)
Goodwill	519.7	519.9	—
Other Assets	3,753.6	4,771.0	(21)
Total Assets	$116,476.4	$117,537.3	(1)%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings and Money Market	$15,446.7	$15,136.8	2%
Savings Certificates and Other Time	1,338.5	1,413.2	(5)
Non-U.S. Offices - Interest-Bearing	52,435.9	51,866.5	1
Total Interest-Bearing Deposits	69,221.1	68,416.5	1
Short-Term Borrowings	5,659.1	6,598.0	(14)
Senior Notes	1,496.7	1,496.5	—
Long-Term Debt	1,324.9	1,360.5	(3)
Floating Rate Capital Debt	277.4	277.4	—
Total Interest-Related Funds	77,979.2	78,148.9	—
Demand and Other Noninterest-Bearing Deposits	25,712.5	26,168.4	(2)
Other Liabilities	2,993.3	3,600.7	(17)
Total Liabilities	106,685.0	107,918.0	(1)
Common Equity	8,909.4	8,737.3	2
Preferred Equity	882.0	882.0	—
Total Equity	9,791.4	9,619.3	2
Total Liabilities and Stockholders’ Equity	$116,476.4	$117,537.3	(1)%

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

(**)
Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheets in our periodic filings with the SEC.

(***)
Other securities include Federal Reserve and Federal Home Loan Bank stock and certain community development investments for purposes of presenting earning assets; such securities are presented in other assets on the consolidated balance sheets in our periodic filings with the SEC.

(****)
Cash and Due from Banks and Other Central Bank Deposits includes the non-interest-bearing component of Federal Reserve and Other Central Bank Deposits as presented on the consolidated balance sheets in our periodic filings with the SEC.

NORTHERN TRUST CORPORATION	Page 7
(Supplemental Consolidated Financial Information)

QUARTERLY TREND DATA	2017		2016
($ In Millions Except Per Share Data)	QUARTER		QUARTERS
	FIRST		FOURTH		THIRD		SECOND	FIRST
Net Income Summary
Trust, Investment and Other Servicing Fees	$808.2		$794.4		$788.3		$777.2	$748.2
Other Noninterest Income	122.7		122.7		122.3		239.8	134.0
Net Interest Income	353.5		324.3		303.1		299.7	307.8
Total Revenue	1,284.4		1,241.4		1,213.7		1,316.7	1,190.0
Provision for Credit Losses	(1.0)		(22.0)		(3.0)		(3.0)	2.0
Noninterest Expense	894.5		873.9		843.0		925.0	828.8
Income before Income Taxes	390.9		389.5		373.7		394.7	359.2
Provision for Income Taxes	114.8		123.0		116.1		131.7	113.8
Net Income	$276.1		$266.5		$257.6		$263.0	$245.4

Per Common Share
Net Income - Basic	$1.10		$1.12		$1.09		$1.11	$1.03
- Diluted	1.09		1.11		1.08		1.10	1.03
Cash Dividends Declared per Common Share	0.38		0.38		0.38		0.36	0.36
Book Value (EOP)	39.62		38.88		38.41		37.79	37.01
Market Value (EOP)	86.58		89.05		67.99		66.26	65.17

Financial Ratios
Return on Average Common Equity	11.6%		11.9%		11.7%		12.3%	11.6%
Return on Average Assets	0.96		0.90		0.88		0.92	0.87
Net Interest Margin (GAAP)	1.32		1.18		1.12		1.13	1.18
Net Interest Margin (FTE*)	1.35		1.20		1.14		1.16	1.21

Assets Under Custody / Administration ($ in Billions) - EOP
Corporate & Institutional Services	$8,338.2		$7,987.0		$7,951.7		$7,590.8	$7,404.4
Wealth Management	586.5		554.3		544.0		525.1	522.0
Total Assets Under Custody / Administration	$8,924.7		$8,541.3		$8,495.7		$8,115.9	$7,926.4

Assets Under Custody ($ In Billions) - EOP
Corporate & Institutional Services	$6,533.3		$6,176.9		$6,173.6		$5,838.6	$5,700.3
Wealth Management	574.4		543.6		533.2		514.2	511.1
Total Assets Under Custody	$7,107.7		$6,720.5		$6,706.8		$6,352.8	$6,211.4

Assets Under Management ($ In Billions) - EOP
Corporate & Institutional Services	$741.1		$694.0		$703.6		$672.3	$669.9
Wealth Management	260.2		248.4		242.2		233.9	230.1
Total Assets Under Management	$1,001.3		$942.4		$945.8		$906.2	$900.0

Asset Quality ($ In Millions) - EOP
Nonperforming Loans and Leases	$179.9		$160.2		$173.3		$152.2	$164.0
Other Real Estate Owned (OREO)	6.9		5.2		7.7		14.2	10.4
Total Nonperforming Assets	$186.8		$165.4		$181.0		$166.4	$174.4
Nonperforming Assets / Loans and Leases and OREO	0.56%		0.49%		0.54%		0.48%	0.51%
Gross Charge-offs	$4.7		$14.1		$3.0		$4.9	$5.3
Less: Gross Recoveries	2.7		3.2		3.8		2.5	2.6
Net (Recoveries) / Charge-offs	$2.0		$10.9		$(0.8)		$2.4	$2.7
Net Charge-offs (Annualized) to Average Loans and Leases	0.02%		0.13%		(0.01)%		0.03%	0.03%
Allowance for Credit Losses Assigned to Loans and Leases	$162.0		$161.0		$191.0		$192.0	$195.6
Allowance to Nonperforming Loans and Leases	0.9	x	1.0	x	1.1	x	1.3x	1.2x
Allowance for Other Credit-Related Exposures	$27.0		$31.0		$33.9		$35.1	$37.0

(*)
Net interest margin presented on an FTE basis is a non-generally accepted accounting principle financial measure that facilitates the analysis of asset yields. Please refer to the Reconciliation to Fully Taxable Equivalent section for further detail.